Exhibit 99.77(q)(1)

ITEM 77Q-1 – Exhibits

(a)(1)	Amendment No. 56 dated May 1, 2016 to the Amended and Restated Declaration of Trust (name change – Voya Global Equity Fund, formerly Voya Global Value Advantage Fund) – Filed herein.

(e)(1)	Amended Schedule A with respect to the Sub-Advisory Agreement between Voya Investments, LLC and Voya Investment Management Co. LLC – Filed herein.